Exhibit 15.2

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of Pasqal Holding SA (formerly named Bleichroeder Acquisition France Merger Sub 2) of our report dated May 26, 2026, relating to the financial statements of Pasqal SAS and its subsidiaries, which appears in Amendment No. 1 to the Registration Statement on Form F-4 (No.333-296239 ) of Bleichroeder Acquisition France Merger Sub 2. We also consent to the reference to us under the heading “Statement by Experts” in such Form 20-F.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

September 2, 2026